Exhibit 99.1

KKR Financial Holdings LLC Announces New $150 Million Revolving Credit Facility

SAN FRANCISCO, December 5, 2012—KKR Financial Holdings LLC (NYSE:KFN) (the “Company”) today announced that the Company entered into a credit agreement with Citibank N.A., Bank of America, N.A., Deutsche Bank AG New York Branch, Morgan Stanley Bank, N.A., Royal Bank of Canada, Société Générale, and Wells Fargo Bank, National Association for a new three-year $150 million revolving credit facility (the “Facility”).  The Facility replaces the Company’s $250 million credit facility (the “Prior Facility”) that was due to mature in May 2014.  The material terms of the Facility are outlined in a Form 8-K filed today by the Company with the Securities and Exchange Commission.

Highlights of the Facility are as follows:

•	The initial commitments under the Facility total $150 million with the ability to obtain additional commitments to increase the total committed amount up to $350 million.
•	The Facility matures in November 2015 as compared to May 2014 for the Prior Facility.
•	Loans under the Facility bear interest at LIBOR plus 2.25% (or, at the Company’s option, a base rate plus 1.25%) as compared to LIBOR plus 3.25% (or a base rate plus 2.25%) for the Prior Facility.
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The Facility does not limit the percentage of the Company’s estimated annual taxable income that can be paid to shareholders as distributions, whereas the Prior Facility prohibited payment of distributions in excess of 65% of the Company’s estimated annual taxable income.

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The Facility is secured by a pledge over the capital stock of certain of the Company’s direct subsidiaries and borrowings are not tied to asset values, whereas borrowings under the Prior Facility were determined by advance rates applied to market values of assets pledged to the Prior Facility.

“Our new credit facility provides us with a source of incremental liquidity for transactions and working capital whose borrowing limits are not impacted by mark-to-market valuation provisions.  This is a significant improvement from our prior credit facility, under which borrowings were not insulated from asset price fluctuations,” said William C. Sonneborn, Chief Executive Officer of the Company.  “Removing these mark-to-market provisions as well as restrictions on our distributions enhances our flexibility to drive value for shareholders.”

ABOUT KKR FINANCIAL HOLDINGS LLC

KKR Financial Holdings LLC is a specialty finance company with expertise in a range of asset classes. KFN’s core business strategy is to leverage the proprietary resources of its manager with the objective of generating both current income and capital appreciation. KFN executes its core business strategy through its majority-owned subsidiaries. KFN is externally managed by KKR Financial Advisors LLC, a wholly-owned subsidiary of KKR Asset Management LLC, which is a wholly-owned subsidiary of Kohlberg Kravis Roberts & Co. L.P. Additional information regarding KKR Financial Holdings LLC is available at http://www.kkr.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on information available to the Company as of the date of this press release and actual results may differ. These forward-looking statements involve known and unknown risks, uncertainties and other factors beyond the Company’s control. Any forward-looking statements speak only as of the date of this press release and the Company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If the Company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. For additional information concerning risks, uncertainties and other factors that may cause actual results to differ from those anticipated in the forward-looking statements, and risks to the Company’s business in general, please refer to the Company’s SEC filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on February 28, 2012.

CONTACT INFORMATION

Investor Relations:	Media Contact:
Pam Testani	Kristi Huller
KKR Financial Holdings LLC	Kohlberg Kravis Roberts & Co. L.P.
Tel: +1 (415) 315-6597	Tel: +1 (212) 230-9722
investor-relations@kkr.com	media@kkr.com